UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 21, 2007

Desert Capital REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

0-51344	20-0495883
(Commission File Number)	(IRS Employer Identification No.)

1291 Galleria Drive, Suite 200, Henderson, Nevada	89014
(Address of Principal Executive Offices)	(Zip Code)

(800) 419-2855
(Registrant's Telephone Number, Including Area Code)

NONE.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

Desert Capital REIT, Inc. (the “Company”) and its wholly-owned subsidiary Desert Capital TRS, Inc. (“TRS”) entered into a Purchase Agreement, dated as of November 21, 2007 (the “Purchase Agreement”), with Sandstone Equity Investors, LLC (“Sandstone”).  The majority of the membership interests in Sandstone are owned by certain of the Company’s executive officers.  Sandstone owns CMC Financial Services, Inc., the dealer-manager of the Company's public offering.  Pursuant to the Purchase Agreement, TRS sold all of the issued and outstanding units of Consolidated Mortgage, LLC (“Consolidated Mortgage”) to Sandstone (the "Sale"), for consideration (collectively, the "Consideration") consisting of the following:

•
Two hundred ninety-three thousand and one shares (293,001) of Company common stock (the “Assigned Shares”).  Based on the Company’s last offering of its common stock at a per share price of $15 per share, the Assigned Shares have a value of $4.395 million.

•	$104,985 in cash (the “Cash”).

•
$8.25 million to be paid by Sandstone to TRS (the “Installment Payment”).  The Installment Payment is payable as follows:  Sandstone will pay or cause Consolidated Mortgage to pay to TRS, on the last day of each calendar quarter, an amount equal to: (i) one percent (1%) of the principal amount of all mortgage loans originated or brokered by Consolidated Mortgage or any of its affiliates and funded by the Company during such calendar quarter for the first Two Hundred Million Dollars ($200,000,000) of mortgage loans funded during each calendar year; and (ii) one-half of one percent (.5%) of the principal amount of all mortgage loans originated or brokered by Consolidated Mortgage and funded by the Company during such calendar quarter in excess of Two Hundred Million Dollars ($200,000,000) during each calendar year, commencing on December 31, 2007 and continuing on the last day of each calendar quarter thereafter, until TRS has received $8.25 million.  TRS’ right to receive the Installment Payment is secured by a security interest in all of the outstanding units of Consolidated Mortgage pursuant to a Unit Pledge Agreement (the “Pledge Agreement”) entered into contemporaneously with the Purchase Agreement as more fully described below.

•
A $15.5 million promissory note payable by Consolidated Mortgage to the order of TRS (the “Note” and the indebtedness evidenced by the Note, the “Loan”).  The Note is governed by the terms of a loan agreement (the “Loan Agreement”) entered into contemporaneously with the closing of the sale of Consolidated Mortgage.  The Loan will accrue interest at a per annum rate equal to nine percent (9%), and principal and accrued interest will be payable in thirty-nine (39) quarterly installments.  A final installment of all outstanding principal and accrued and unpaid interest will be due on December 31, 2017.  The Note is also secured by the Pledge Agreement.

The Board of Directors of the Company formed a special committee of independent directors (the “Special Committee”) to evaluate and negotiate the transactions contemplated by the Purchase Agreement (the “Transactions”) on behalf of the Company.  In evaluating the Transactions, the Special Committee and the Board of Directors, among other things, obtained an opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (independent financial advisors retained by the Company on behalf of the Special Committee for purposes of making this assessment), that the Consideration to be received by the Company in the Sale is fair to the Company from a financial point of view.

TRS and Sandstone executed the Pledge Agreement pursuant to which Sandstone pledged and granted to TRS a continuing security interest in all of the issued and outstanding units of Consolidated Mortgage to secure the obligations of Sandstone and Consolidated Mortgage to TRS under the Note, the Loan Agreement and the Purchase Agreement.

The Company entered into a loan origination agreement (the “Loan Origination Agreement”) with Consolidated Mortgage and Sandstone, which terminates one month after the last day of the month in which the Installment Payment is paid in full.   During the term of the Loan Origination Agreement the Company will have the right to fund all mortgage loans identified by Consolidated Mortgage or any affiliate of Sandstone or Consolidated Mortgage that becomes engaged in the business of originating or brokering commercial loans.

The sale of Consolidated Mortgage will result in TRS recognizing a significant gain.  Under the terms of the Company’s advisory agreement with Burton Management Company, Ltd. (“Burton”), the Company’s advisor, this gain could result in an increase in the amount of the incentive fee payable by the Company to Burton.  Burton is owned by our chief executive officer, Todd Parriott, and our co-chief operating officer, Jon Arens.  Burton and the Company entered into a letter agreement pursuant to which they clarified that Consolidated Mortgage was being sold to an affiliate and accordingly, Burton would not receive the incremental amount of the incentive fee that would be attributable to the gain on sale to be realized by the Company in connection with the sale of Consolidated Mortgage.

In connection with the Transactions, the Company and Sandstone entered into an advisory agreement (the “Advisory Agreement”) pursuant to which Sandstone will manage the Company’s day-to-day operations and perform services and activities relating to the Company’s assets and operations.  The Advisory Agreement replaces the advisory agreement that the Company was previously a party to with Burton.  The Advisory Agreement provides for first tier and second tier management compensation.  The management compensation payable to Sandstone under the Advisory Agreement will be determined in substantially the same manner as the compensation that was paid to Burton under the Company’s prior advisory agreement.  Accordingly, the Company does not expect the execution of the Advisory Agreement to have a material impact on the total amount of management compensation to be paid by the Company.

The first tier management compensation payable pursuant to the Advisory Agreement is equal to 1% of the first $200 million of the Company’s Average Invested Assets during each fiscal year, plus 0.8% of the Company’s Average Invested Assets in excess of $200 million during such fiscal year.  The Company’s Average Invested Assets is calculated as the average of the aggregate book value of the Company's assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during the applicable period.

The second tier management compensation payable for each fiscal quarter (or lesser portion thereof) is an amount equal to the tiered percentage of the difference between the Company’s net income (which is its taxable income (including net capital gains, if any, but excluding net capital losses, if any) before deducting the second-tier management compensation, net operating loss deductions arising from prior periods, and items permitted by the Internal Revenue Code when calculating taxable income for a REIT) for such fiscal quarter (or lesser portion thereof), and the threshold return for such fiscal quarter (or lesser portion thereof).  The "tiered percentage" for this calculation is the weighted average of the following percentages based on the Company’s Average Invested Assets for the period:  (1) 20% for the first $200 million of Average Invested Assets; and (2) 10% of the Company’s Average Invested Assets in excess of $200 million.  "Threshold return" means the amount of net income for the period that would produce an annualized return on the Company’s Average Invested Assets equal to the 10-year U.S. Treasury rate (which is calculated by averaging the weekly average yield to maturity of the 10-year U.S. Treasury bond, as published by the Federal Reserve) for such fiscal quarter plus 1.0%.  If at the end of a particular fiscal year or upon any termination of the Advisory Agreement, the aggregate of the management compensation attributable to the Company‘s portfolio's performance received by Sandstone during that fiscal year (or lesser portion thereof) exceeds the tiered percentage of the difference of the Company’s net income for that fiscal year (or lesser portion thereof) less the threshold return for such year (or lesser portion thereof), then Sandstone must pay the Company such amount at the time of such reconciliation at the end of the applicable fiscal year.  Any such payments by Sandstone will not exceed the amount of the management compensation attributable to the Company’s portfolio's performance previously paid to Sandstone under the Advisory Agreement for that fiscal year (or lesser portion thereof) and will be made only to the extent of the reconciliation amount for that fiscal year (or lesser portion thereof).

The management compensation is payable quarterly and is subject to the Company’s overall cap on Total Operating Expenses.

The foregoing description of the Purchase Agreement and other documents related to the Transactions do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference, and the full text of the related agreements, which will be filed at a later date.

Forward Looking Statements

This communication contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, particularly those statements regarding the effects of the proposed transaction and those preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available as of today’s date, and there is no assumed obligation to update any of these statements. The forward looking statements are not guarantees of future performance, and actual results may vary materially from the results and expectations discussed.  Other risks and uncertainties to which Desert Capital is subject are set forth in its SEC reports and public announcements, including under the caption “Risk Factors” in Desert Capital’s most recent Annual Report on Form 10-K for the year ended December 31, 2006, and subsequent Forms 10-Q, which are on file with the SEC.

Item 1.02                      Termination of a Material Definitive Agreement.

On November 21, 2007, in connection with the closing of the Transactions, the Company terminated its advisory agreement with Burton (the “Prior Advisory Agreement”).  Burton is owned by Mr. Parriott and Mr. Arens.

Pursuant to the Prior Advisory Agreement, Burton was paid management compensation consisting of a base management fee and an incentive fee.  The base management fee was equal to 1% of the first $200 million of the Company’s Average Invested Assets during each fiscal year, plus 0.8% of its Average Invested Assets in excess of $200 million during such fiscal year.  The base management was paid quarterly.  The base management fee was subject to the overall cap on the Company’s Total Operating Expenses.

The Prior Advisory Agreement also provided for incentive compensation that was paid quarterly.  Burton was entitled to receive incentive compensation for each fiscal quarter (or lesser portion thereof) in an amount equal to the tiered percentage of the difference between the Company’s net income  before deducting incentive compensation, net operating loss deductions arising from prior periods, and items permitted by the Internal Revenue Code when calculating taxable income for a REIT) for such fiscal quarter (or lesser portion thereof), and the threshold return for such fiscal quarter (or lesser portion thereof).  When evaluating the Company’s portfolio's performance to calculate the amount of incentive compensation, the Company did not take into account any net income distributed to it by Consolidated Mortgage.  The "tiered percentage" for this calculation was the weighted average of the following percentages based on the Company’s Average Invested Assets for the period:  (1) 20% for the first $200 million of Average Invested Assets; and (2) 10% of Average Invested Assets in excess of $200 million.  "Threshold return" means the amount of net income for the period that would produce an annualized return on the Company’s Average Invested Assets equal to the 10-year U.S. Treasury rate (which is calculated by averaging the weekly average yield to maturity of the 10-year U.S. Treasury bond, as published by the Federal Reserve) for such fiscal quarter plus 1.0%.  Incentive compensation was paid quarterly.  However, if at the end of a particular fiscal year or upon termination of the Prior Advisory Agreement the aggregate of the incentive compensation received by Burton during that fiscal year (or lesser portion thereof) exceeded the tiered percentage of the difference of the Company’s net income for that fiscal year (or lesser portion thereof) less the threshold return for such year (or lesser portion thereof), then Burton was obligated to pay the Company such amount at the time of such reconciliation at the end of the applicable fiscal year.  Any such payments by Burton were not to exceed the amount of the incentive compensation previously paid to Burton under the Prior Advisory Agreement for that fiscal year (or lesser portion thereof) and were made only to the extent of the reconciliation amount for that fiscal year (or lesser portion thereof).

Item 2.01                      Completion of Acquisition or Disposition of Assets.

The information provided in response to Items 1.01 and 1.02 above, as applicable, is incorporated by reference in response to this Item 2.01.

        On November 21, 2007, TRS sold all of the issued and outstanding membership units of Consolidated Mortgage to Sandstone for an aggregate purchase price consisting of the Assigned Shares, the Cash, the Installment Payment and the Note.  The majority of the membership interests in Sandstone are owned by certain of the Company’s executive officers.  The purchase price paid by Sandstone was based upon a multiple of Consolidated Mortgage’s earnings.

Item 7.01                      Regulation FD Disclosure.

On November 27, 2007, the Company issued a press release announcing the signing of the Purchase Agreement and the sale of Consolidated Mortgage, a copy of which is furnished as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits.

2.1	Purchase Agreement, dated as of November 21, 2007, among Desert Capital REIT, Inc., Desert Capital TRS, Inc., and Sandstone Equity Investors, LLC.
99.1	Press release dated November 27, 2007.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 28, 2007

                                                            DESERT CAPITAL REIT, INC.
                                                            By:  /s/  Todd B. Parriott
                                                            Todd B. Parriott
                                                            Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Title
2.1	Purchase Agreement, dated as of November 21, 2007, among Desert Capital REIT, Inc., Desert Capital TRS, Inc., and Sandstone Equity Investors, LLC
99.1	Press release